EXHIBIT 99.2

Capstone Green Energy Enters into Transaction Support Agreement with Senior Secured Lender

Initiates Prepackaged Chapter 11 Process with Support from Senior Secured Lender;

Obtains Commitment for Significant Balance Sheet Improvements and New Financing

LOS ANGELES, CA / BUSINESS WIRE / September 28, 2023 / Capstone Green Energy Corporation (NASDAQ: CGRN) (the Company or Capstone) has entered into a transaction support agreement (TSA) with Goldman Sachs Specialty Lending Group, L.P., in its capacity as collateral agent (the “Collateral Agent”) under that certain Amended and Restated Note Purchase Agreement, dated as of October 1, 2020 (as amended, the Note Purchase Agreement), and Broad Street Credit Holdings LLC, an affiliate of the Collateral Agent, in its capacity as purchaser (Consenting Lender) under the Note Purchase Agreement, and in connection therewith has initiated a prepackaged restructuring. This is a significant step towards expediting the Company’s corporate restructuring efforts, with the primary objectives of significantly reducing Capstone's debt burden, injecting additional liquidity into its operations, and ultimately paving the way for the sustained and prosperous future of its business.

"The transactions contemplated by the TSA have been carefully designed to preserve and enhance value for all our stakeholders, said Robert C. Flexon, Interim President and Chief Executive Officer.” The new financings provide much-needed liquidity to ensure near-term stable operations and, importantly, upon emergence, our pre-petition debt and accrued interest of more than $56.0 million will decrease to $25.0 million resulting in significantly improved financial health and longer-term financial stability."

To implement Capstone's prepackaged restructuring, Capstone and certain of its subsidiaries (the Debtors) filed voluntary Chapter 11 petitions for relief in the U.S. Bankruptcy Court for the District of Delaware (the Bankruptcy Court). The TSA and the joint prepackaged Chapter 11 plan of reorganization (the Plan) contemplate the Debtors effectuating certain transactions pursuant to which the Company will become a private company (Reorganized PrivateCo) that will continue to own assets consisting of (i) right, title, and interest in and to the certain trademarks of Capstone and (ii) all assets relating to distributor support services (the Retained Assets). Capstone Turbine International, Inc., a subsidiary of the Company, will be renamed Capstone Green Energy Corporation (Reorganized PublicCo), which expects to be the successor to Capstone for purposes of Securities and Exchange Commission reporting and will be the successor to Capstone with respect to certain of its business, assets, and liabilities through its ownership interest in a new operating subsidiary.

Under the Plan, all holders of Allowed General Unsecured Claims will receive payment in full in cash in the ordinary course or such other treatment so as to render such claim unimpaired under the Bankruptcy Code. Existing stockholders of the Company will receive their pro rata share of 100% of the equity in Reorganized PublicCo, subject to dilution from any stock that may be issued as equity incentive compensation to employees. All existing warrants and restricted stock units will be canceled and will not receive any distribution. Other than the Retained Assets described above, the existing operating assets and liabilities of the Company will be transferred to a "New Subsidiary" (with certain limited exceptions), the common shares of which will be 100% held by Reorganized PublicCo, and 100% of its non-dilutable preferred shares will be held by Reorganized PrivateCo. On a fully diluted basis, Reorganized PublicCo will own 62.5% of New Subsidiary, and Reorganized PrivateCo will own 37.5%.

The Company is filing a series of customary motions with the Bankruptcy Court to maintain business-as-usual operations and uphold its commitments to its valued stakeholders. These "first-day" motions, which Capstone expects to be approved promptly following a hearing to be set by the Bankruptcy Court, include requests to continue to pay wages and provide benefits to the Company's employees as usual, as well as honor customer programs and policies. The Company is expected to operate in the ordinary course of business through the Chapter 11 process.

Capstone has secured a commitment from its Consenting Lender for $12.0 million in new money debtor-in-possession financing, which is in addition to the $3.0 million of new money financing provided on September 22, 2023. Subject to Bankruptcy Court approval, this "new money" financing will provide liquidity to support continued operations during the Chapter 11 process. This $12.0 million, plus an additional $8.0 million of pre-petition debt, will be converted into exit financing at emergence along with a new $5.0 million revolver facility, also from the Consenting Lender. This added liquidity will be used for operating purposes, primarily to bring the Company's outstanding vendor payable balances more in line with the associated commercial terms.

"The significant agreement and investment of our senior secured lender demonstrates its support of the Company and our long-term strategy," said Mr. Flexon. "Today's Chapter 11 filings represent an important step toward strengthening our financial position, and we intend to move through this process quickly and without disruption for our employees, customers, distribution partners and vendors. Notably, the restructuring will provide that the Company's public stockholders receive their pro rata share of equity in the new public company. We believe that implementing these transactions will enable us to continue manufacturing and producing customized microgrid solutions and on-site energy technology systems that provide the significant energy cost and carbon savings that Capstone customers are seeking."

The restructuring is expected to be expeditious, with emergence occurring within 45 days after the filing of the petitions, subject to the Bankruptcy Court’s scheduling and availability.

Nasdaq Delisting Letter

As previously disclosed, the Company received written notice (Notification Letter) from the listing qualifications department of The Nasdaq Stock Market (Nasdaq) on March 28, 2023, stating that the Company’s market value of listed securities (MVLS) for the last 30 consecutive business was below the required minimum of $35 million for continued listing on Nasdaq under Nasdaq Listing Rule 5550(b)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company had 180 calendar days (or until September 25, 2023) to regain compliance (Compliance Period). The

Notification Letter stated that Nasdaq will close the matter and provide written confirmation that the Company has achieved compliance with rule 5550(b)(2) if at any time before September 25, 2023, the Company’s MVLS closes at $35 million or more for a minimum of ten (10) consecutive business days.

On September 26, 2023, the Company received written notice (Delisting Letter) from Nasdaq that the Company has not regained compliance with Nasdaq Listing Rule 5550(b)(2) for the MVLS within the Compliance Period in accordance with Nasdaq Listing Rule 5810(c)(3)(C). Accordingly, unless the Company requests an appeal of this determination, the Company’s securities will be delisted from The Nasdaq Capital Market, trading of the Company’s common stock will be suspended at the opening of business on October 5, 2023, and a Form 25-NSE will be filed with the Securities and Exchange Commission to remove the Company’s securities from listing and registration on Nasdaq. Because the bankruptcy filing is expected to result in a delisting, the Company does not intend to appeal Nasdaq’s determination and, therefore, it is expected that its common stock will be delisted. The Common Stock may be quoted and traded on an over-the-counter market following delisting.

Additional Information

Bankruptcy Court filings and information about the Chapter 11 cases can be found at a website maintained by the Debtors' noticing and claims agent, Kroll Restructuring Administration LLC ("Kroll"), at https://cases.ra.kroll.com/capstone or by contacting Kroll at 1-844-642-1256 (Toll-Free), +1-646-651-1164 (International) or by e-mail at capstoneinfo@ra.kroll.com. Additional details regarding the Chapter 11 cases are included in, and the description above is qualified in its entirety by, the Company's Current Report on Form 8-K filed with the SEC on September 28, 2023.

Katten Muchin Rosenman LLP is serving as legal counsel, and Riveron LLP is serving as financial advisor to the Company.

Cleary Gottlieb Steen & Hamilton LLP is serving as legal counsel to the Consenting Lender.

Conference Call Information

Capstone will host a conference call and webcast on Thursday, September 28, 2023, beginning at 12:00 p.m. ET/9:00 a.m. PT. Capstone management will present its Go-Forward Plan and provide an update on business activities. At the conclusion of the presentation, Capstone management will conduct a question and answer session to allow financial analysts the chance to ask questions. In addition, Capstone will be offering an opportunity for the broader audience to submit their questions online while the broadcast is live.

To access the webcast and view the accompanying slide presentation, participants can visit the Investor Relations page or click here.

The replay of the conference call will be available on the Investor Relations page of the Company’s website www.capstonegreenenergy.com.

About Capstone Green Energy

Capstone Green Energy (NASDAQ: CGRN) is a leading provider of customized microgrid solutions, and on-site energy technology systems focused on helping customers around the globe meet their environmental, energy savings, and resiliency goals. Capstone Green Energy focuses on four key business lines. Through its Energy as a Service (EaaS) business, it offers rental solutions utilizing its microturbine energy systems and battery storage systems, comprehensive Factory Protection Plan (FPP) service contracts that guarantee life-cycle costs, as well as aftermarket parts. Energy Generation Technologies (EGT) are driven by the Company's industry-leading, highly efficient, low-emission, resilient microturbine energy systems offering scalable solutions in addition to a broad range of customer-tailored solutions, including hybrid energy systems and larger frame industrial turbines. The Energy Storage Solutions (ESS) business line designs and installs microgrid storage systems, creating customized solutions using a combination of battery technologies and monitoring software. Through Hydrogen & Sustainable Products (H2S), Capstone Green Energy offers customers a variety of hydrogen products, including the Company's microturbine energy systems.

To date, Capstone has shipped over 10,000 units to 83 countries and estimates that in FY23, it saved customers over $169 million in annual energy costs and approximately 362,000 tons of carbon. Total savings over the last five years are estimated to be approximately $1.08 billion in energy savings and approximately 1.9 million tons of carbon savings.

For customers with limited capital or short-term needs, Capstone offers rental systems; for more information, contact: rentals@CGRNenergy.com.

For more information about the Company, please visit www.CapstoneGreenEnergy.com. Follow Capstone Green Energy on Twitter, LinkedIn, Instagram, Facebook, and YouTube.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding the restructuring and the other statements regarding the Company's expectations, beliefs, plans, intentions, and strategies. The Company has tried to identify these forward-looking statements by using words such as "expect," "anticipate," "believe," "could," "should," "estimate," "intend," "may," "will," "plan," "goal" and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: risks attendant to the Chapter 11 bankruptcy process, including the Company’s ability to obtain court approval from the Bankruptcy Court with respect to motions or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 process; the effects of Chapter 11, including increased legal and other professional costs necessary to execute the Chapter 11 process and on the Company’s liquidity and results of operations (including the availability of operating capital during the pendency of Chapter 11); the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of Chapter 11; the Company’s ability to continue funding operations through the Chapter 11 bankruptcy process, and the possibility that it may be unable to obtain any additional funding as needed; the Company’s ability to meet its financial obligations during the Chapter 11 process and to maintain contracts that are critical to its operations; the Company’s ability to comply with the restrictions imposed by the terms and conditions of the DIP Facility and other financing arrangements; objections to the DIP Facility, or other pleadings filed that could protract Chapter 11; the effects of Chapter 11 on the interests of various constituents and financial stakeholders; the effect of the Chapter 11 filings on the Company’s relationships with vendors, regulatory authorities, employees and other third parties; possible proceedings that may be brought by third parties in connection with the Chapter 11 process and risks associated with third-party motions in Chapter 11; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; the impact and timing of any cost-savings measures and related local law requirements in various jurisdictions; the impact of litigation and regulatory proceedings; risks related to the restatement previously announced by the Company (including discovery of additional information relevant to the financial statements subject to restatement; changes in the effects of the restatement on the Company’s financial statements or financial results and delay in the filing of the amended 10-K and amended 10-Q’s due to the Company’s efforts to complete the restatement; the time, costs and expenses associated with the restatement; potential inquiries from the SEC and/or Nasdaq; the potential material adverse effect on the price of the Company’s common stock and possible stockholder lawsuits); and expectations regarding financial performance, strategic and operational plans, and other related matters. For a detailed discussion of factors that could affect the Company's future operating results, please see the Company's filings with the Securities and Exchange Commission, including the disclosures under "Risk Factors" in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

CONTACT:
Capstone Green Energy
Investor and investment media inquiries:
818-407-3628
ir@CGRNenergy.com